                                                                 Exhibit (g)(2)

AMERICAN GENERAL
Life Companies

December 5, 2012

[Company name and address]

Re: American General Life of Delaware (FKA AIG Life) merger into American General Life Insurance Company

Dear ______:

As you may already be aware, American General Life of Delaware (FKA AIG Life) ("AG Delaware"), NAIC Company Code ______ and FEIN ______, will be merging with and into its affiliate, American General Life Insurance Company ("American General") NAIC Company Code ______ and FEIN ______, effective December 31, 2012 (hereinafter referred to as the "Merger").

As a result of the Merger, all AG Delaware's rights, duties and obligations arising under the Reinsurance Agreements and any related agreements with ______ and its affiliates are transferred to American General by operation of law. The Reinsurance Agreements being transferred shall include, but not be limited to, those Reinsurance Agreements listed in Exhibit A, attached.

Except to the extent amended by this letter, the Reinsurance Agreements shall remain unchanged and in full force and effect, and are hereby ratified, confirmed in all respects.

Please forward any questions regarding the merger to ______ using the contact information in the footer below.

Sincerely,

----------------------------------------
Senior Vice President & Chief Actuary

American General Life Insurance Company

American General Life Insurance Company

2727A Allen Parkway . Houston, TX 77019 . Phone: 713.831.3066 . Fax:
713.831.2516 . Email: Angela_Gonzalez@aglife.com

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                                   Exhibit A

   [name of company]

   Ceding                                            Treaty No Effective Date

   American General Life of Delaware (FKA AIG Life)  ________     __/__/__

   American General Life of Delaware (FKA AIG Life)  ________     __/__/__

   American General Life Insurance Company

   2727A Allen Parkway . Houston, TX 77019 . Phone: 713.831.3066 . Fax:
   713.831.2516 . Email: Angela_Gonzalez@aglife.com